UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

ALLIANCEBERNSTEIN HOLDING L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Commerce Street, Nashville, TN  37023
(Address of principal executive offices)
(Zip Code)
(615) 622-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Units rep. assignments of beneficial ownership of limited partnership interests in AB Holding	AB	NYSE

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 6, 2022, Kate Burke, age 50, was appointed Chief Financial Officer (“CFO”) of AllianceBernstein L.P. (“ABLP”) and AllianceBernstein Holding L.P. (together with ABLP, “AB”). Ms. Burke has been serving as Chief Operating Officer, since July 2020, and as Head of Private Wealth, since April 2021. Ms. Burke remains Chief Operating Officer; she is transitioning her responsibilities as Head of Private Wealth, as further discussed below.

On July 6, 2022, Onur Erzan, age 46, who has been functioning as the firm’s Head of Global Client Group, including Institutions and Retail, since joining AB in January 2021, was appointed Head of Private Wealth. Mr. Erzan remains Head of Institutions and Retail. Prior to joining AB, Mr. Erzan was a senior partner and co-leader of McKinsey’s Wealth Management & Asset Management practice for nearly two decades.

On July 6, 2022, Bill Siemers, age 62, who had been serving as the firm’s Interim Chief Financial Officer since March 2022, transitioned his responsibilities as CFO to Ms. Burke. Mr. Siemers remains Controller and Chief Accounting Officer, a role he has held since March 2018.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.01    News release announcing AB managerial changes.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN HOLDING L.P.
Dated: July 6, 2022	By:	/s/ David M. Lesser
David M. Lesser Corporate Secretary